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                                                                     EXHIBIT 28J

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.


                         FIRST CHICAGO MASTER TRUST II
                                 Series 1996-S
                               November 9, 1999


Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-S Supplement dated as of November 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

   1.  The total amount of the distribution to
       Class A Certificateholders on the Payment
       Date per $1,000 interest.                                         $4.763

   2.  The amount of the distribution set forth in
       paragraph 1 above in respect of principal on
       the Class A Certificates, per $1,000 interest                     $0.000


   3.  The amount of the distribution set forth in
       paragraph 1 above in respect of interest on
       the Class A Certificates, per $1,000 interest                     $4.763


B. Information Regarding the Performance of the Trust

   1.  Collections of Receivables
   -----------------------------

       a.  The aggregate amount of Collections of
           Receivables processed for the Due
           Period with respect to the current
           Distribution Date which were
           allocated in respect of the Investor
           Certificates of all Series                           $695,734,442.82

       b.  The aggregate amount of Collections of
           Receivables processed for the Due
           Period with respect to the current
           Distribution Date which were
           allocated in respect of the Series
           1996-S Certificates                                   $15,300,753.61

       c.  The aggregate amount of Collections of
           Receivables processed for the Due
           Period with respect to the current
           Distribution Date which were
           allocated in respect of the Class A
           Certificates, per $1,000 interest                     $13,388,159.42

       d.  The amount of Collections of Receivables
           processed for the Due Period with respect
           to the current Distribution Date which
           were allocated in respect of the Class A
           Certificates, per $1,000 interest                            $19.126

       e.  The amount of Excess Spread for the Due
           Period with respect to the current
           Distribution Date                                      $7,258,870.93

       f.  The amount of Reallocated Principal
           Collections for the Due Period with
           respect to the current Distribution
           Date allocated in respect of the
           Class A Certificates                                           $0.00


       g.  The amount of Excess Finance Charge
           Collections allocated in respect of the
           Series 1996-S Certificates, if any                             $0.00
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                                                            Series  1996-S



       h.  The amount of Excess Principal Collections
           allocated in respect of the Series 1996-S
           Certificates, if any                                           $0.00


       2.  Receivables in Trust
       -------------------------

       a.  Aggregate Principal Receivables for the Due
           Period with respect to the current
           Distribution Date (which reflects the
           Principal Receivables represented by the
           Exchangeable Seller's Certificate and by
           the Investor Certificates of all Series)          $16,105,583,646.73

       b.  The amount of Principal Receivables in the
           Trust represented by the Series 1996-S
           Certificates  (the "Invested Amount") for
           the Due Period with respect to the
           current Distribution Date                            $800,000,000.00


       c.  The amount of Principal Receivables in the
           Trust represented by the Class A
           Certificates (the "Class A Invested Amount")
           for the Due Period with respect to the
           current Distribution Date                            $700,000,000.00


       d.  The Invested Percentage with respect to
           Finance Charge Receivables (including
           Interchange) and Defaulted Receivables for
           the Series 1996-S Certificates for the Due
           Period with respect to the current
           Distribution Date                                              4.967%

       e.  The Invested Percentage with respect to
           Principal Receivables for the Series 1996-S
           Certificates for the Due Period with respect
           to the current Distribution Date                               4.967%

       f.  The Class A Floating Percentage for the Due
           Period with respect to the current
           Distribution Date                                             87.500%

       g.  The Class A Principal Percentage for the Due
           Period with respect to the current
           Distribution Date                                             87.500%

       h.  The Collateral Floating Percentage for the
           Due Period with respect to the current
           Distribution Date                                             12.500%


       i.  The Collateral Principal Percentage for the
           Due Period with respect to the current
           Distribution Date                                             12.500%



       3.  Delinquent Balances
       -----------------------

           The aggregate amount of outstanding balances in
           the Accounts which were 30 or more days
           delinquent as of the end of the Due Period for
           the current Distribution Date                        $933,915,652.05



       4.  Investor Default Amount
       ---------------------------

       a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1996-S
           Certificates (the "Investor Default Amount")

           1.  Investor Default Amount                            $5,189,830.21
           2.  Recoveries                                           $253,721.55
           3.  Net Default Receivables                            $4,936,108.66

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                                                            Series  1996-S



       b.  The Class A Investor Default Amount


           1.  Investor Default Amount                            $4,541,101.43
           2.  Recoveries                                           $222,006.36
           3.  Net Default Receivables                            $4,319,095.07

       c.  The Collateral Investor Default Amount

           1.  Investor Default Amount                              $648,728.78
           2.  Recoveries                                            $31,715.19
           3.  Net Default Receivables                              $617,013.59



       5.  Investor Charge-offs.
       -------------------------

       a.  The amount of the Class A Investor
           Charge-Offs per $1,000 interest
           after reimbursement of any such Class A
           Investor Charge-Offs for the Due
           Period with respect to the current
           Distribution Date                                              $0.00

       b.  The amount attributable to Class A Investor
           Charge-Offs, if any, by which the principal
           balance of the Class A Certificates exceeds
           the Class A Invested Amount as of the end
           of the day on the Record Date with respect to
           the current Distribution Date                                  $0.00

       c.  The amount of the Collateral Charge-Offs,
           if any, for the Due Period with respect
           to the current Distribution Date                               $0.00



       6.  Monthly Servicing Fee
       -------------------------

       a.  The amount of the Monthly Servicing Fee payable
           from available funds by the Trust to the Servicer
           with respect to the current Distribution Date            $166,666.67

       b.  The amount of the Interchange Monthly Servicing
           Fee payable to the Servicer with respect to the
           current Distribution Date                                $833,333.33



       7.  Available Cash Collateral Amount
       ------------------------------------

       a.  The amount, if any, withdrawn from the Cash
           Collateral Account for the current
           Distribution Date (the "Withdrawal Amount")                    $0.00

       b.  The amount available to be withdrawn from
           the Cash Collateral Account as of the end of
           the day on the current Distribution Date,
           after giving effect to all withdrawals,
           deposits and payments to be made on such
           Distribution Date (the "Available Cash
           Collateral Amount" for the next Distribution
           Date)                                                  $8,000,000.00

       c.  The amount as computed in 7.b as a percentage
           of the Class A Invested Amount after giving
           effect to all reductions thereof  on the current
           Distribution Date                                              1.143%


       8.  Collateral Invested Amount
       ------------------------------

       a.  The Collateral Invested Amount for the current
           Distribution Date                                    $100,000,000.00

       b.  The Collateral Invested Amount after giving
           effect to all withdrawals, deposits, and
           payments on the current Distribution Date            $100,000,000.00
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                                                                  Series 1996-S

       9.  Total Enhancement
       ---------------------

       a.  The total Enhancement for the current
           Distribution Date                                   $108,000,000.00

       b.  The total Enhancement after giving effect
           to all withdrawals, depostis and payments
           on the current Distribution Date                    $108,000,000.00



C.  The Pool Factor
-------------------

        The Pool Factor (which represents the ratio of
        the Class A Invested Amount on the last day of
        the month ending on the Record Date adjusted for
        Class A Investor Charge-Offs set forth in B.5.a
        above and for the distributions of principal
        set forth in A.2 above to the Class A Initial
        Invested Amount). The amount of a Class A
        Certificateholder's pro rata share of the
        Class A Invested Amount can be determined by
        multiplying the original denomination of the
        holder's Class A Certificate by the Pool Factor           100.00000000%



D.  Deficit Controlled Amortization Amount
------------------------------------------

    1.  The Deficit Controlled Amortization Amount for
        the preceding Due Period                                         $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page











                            First USA Bank, N.A.
                            Servicer



                            By:    /s/ TRACIE KLEIN
                                  ------------------------------
                                       TRACIE KLEIN
                            Title:     FIRST VICE PRESIDENT